Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-1 of Genius Group Limited of our report dated May 15, 2024 with respect to our audits of the consolidated financial statements of Genius Group Limited and its subsidiaries as of and for the year ended December 31, 2023 which report appears in Form F-1 Registration Statement.

May 29, 2024